EXHIBIT 5.1

                             FOLEY, HOAG & ELIOT LLP
                                ONE OFFICE SQUARE
                        BOSTON, MASSACHUSETTS 02109-2170
                                   ---------

                           TELEPHONE  617-832-1000   1747 PENNSYLVANIA AVE, N.W.
                           FACSIMILE 617-832-7000                     SUITE 1200
                                www.fhe.com               WASHINGTON, D.C. 20006
                                                               TEL: 202-223-1200
                                                               FAX: 202-785-6687


                                December 9, 1999

WaveRider Communications Inc.
255 Consumers Road, Suite 500
Toronto, Ontario Canada
M2J 1R4

Ladies and Gentlemen:

         We are familiar with the Registration Statement on Form S-3 filed on December 9, 1999 by WaveRider Communications Inc., a Nevada corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933 (the "S-3 Registration Statement"). The S-3 Registration Statement relates to the registration of a total of up to 12,157,777 shares of the Company's Common Stock, $0.001 par value per share ("Shares"), 3,925,925 warrants and 444,444 underwriters' warrants.

         In arriving at the opinions expressed below, we have examined and relied on the following documents: (a) the Articles of incorporation of the Company, as amended; (b) the Amended and Restated By-Laws of the Company; and
(c) the records of meetings and consents of the Board of Directors and stockholders of the Company provided to us by the Company. In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have further assumed that a sufficient number of duly authorized and unissued shares of Common Stock will be available for issuance at the time the Common Stock is sold, and the warrants and underwriters' warrants are exercised, in accordance with the terms thereof; and that the consideration received by WaveRider in respect of each Share will be no less than its par value.





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December 9, 1999
Page 2


         Based upon the foregoing, it is our opinion that:

         1. The Company has taken all necessary corporate action required to authorize the issuance and sale of the Shares, warrants and underwriters' warrants; and


         2. The Shares will be, upon issuance, legally issued and fully paid and non-assessable.


         We hereby consent to the filing of this opinion as an exhibit to the S-3 Registration Statement.


                                Very truly yours,

                                FOLEY, HOAG & ELIOT LLP


                                By: /s/ Dave Broadwin
                                    --------------------
                                    A Partner


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